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                                                                    Exhibit 99.2

                           [cad 157]MED DIVERSIFIED LETTERHEAD[cad 179]

                                             July 29, 2002

SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549
Office of the Chief Accountant
Attn: Robert K. Herdman

         Re:      Resignation of KPMG LLP as Independent Auditors
                  -----------------------------------------------

Ladies and Gentlemen:

         This letter constitutes notice to the Securities and Exchange Commission (the "Commission") pursuant to Section 10A(b)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") that, on Friday, July 26, 2002, Med Diversified, Inc., a Nevada corporation (the "Company") received a letter (the "KPMG Letter") from the Company's independent auditors, KPMG LLP ("KPMG"), pursuant to which KPMG resigned from its position as the independent auditors of the Company. A copy of the KPMG Letter is attached as Exhibit A to this letter. Separately, I understand that Abbe Lowell of Manatt, Phelps & Phillips, LLP has left a message for you regarding these matters and is notifying you to expect this letter.

         Although the KPMG Letter speaks for itself in many ways, the Company would like to draw to your attention certain facts that are not clearly set forth in the KPMG Letter. The KPMG Letter makes reference to certain alleged "likely illegal acts that have come to the attention of KPMG during the course of its audit of the Company's financial statements for the year ended March 31, 2002" (such acts, the "Investigated Acts"). KPMG cites such Investigated Acts as being "likely illegal acts" that are the presumed cause for KPMG's resignation from its position as independent auditors for the Company. The Company strongly disputes this characterization and believes that KPMG is not justified in utilizing the Investigated Acts as the grounds for its resignation.

         First, KPMG has not provided the Company with a report, written or oral, or any further detail as to any findings or conclusions of KPMG with respect to the Investigated Acts. KPMG has not disclosed to the Company any basis or reasoning for KPMG's view of the nature or quality of the investigation conducted on behalf of the Company with respect to the Investigated Acts. Although KPMG has been offered and given unlimited access to the board of directors of the Company (the "Board") and the special counsel that conducted the investigation of the relevant facts (the "Independent Investigator"), KPMG has not met with either the Board or the Independent Investigator to discuss KPMG's concerns or to discuss the basis for its decisions before delivering the KPMG Letter and resigning.
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Securities and Exchange Commission
July 29, 2002
Page 2


         Accordingly, it does not appear that KPMG has properly complied with the requirements of Rule 10A of the Exchange Act. Nor does it appear that KPMG has, therefore, triggered the Company's obligations under Rule 10A to notify the Commission. Nonetheless, the Company is responding to the KPMG Letter and notifying the Commission in the interests of full disclosure and because the Company is troubled by the accusations leveled by KPMG. The Company, however, reserves its rights to address the conduct of KPMG in connection with the KPMG Letter at a later date.

         The course of events that seem to have led to the KPMG Letter is as follows. On July 18, 2002, the Board engaged the law firm of Gadsby Hannah LLP as the Independent Investigator in order to conduct an independent investigation in response to certain accusations that were made by Private Investment Bank Limited, Nassau, Bahamas ("PIBL") in a civil complaint, Case No. 02-04802 in the United States District Court for the Central District of California (the "PIBL Complaint"), that was filed by PIBL, on or about June 18, 2002, against the Company and certain other parties.(1)

         Upon the advice of legal counsel, and with the approval of KPMG, the Board authorized the Independent Investigator to examine the underlying facts surrounding allegations made by PIBL in the PIBL Complaint in order to determine whether any wrongdoing was committed by any representatives of the Company. KPMG was allowed significant input into the selection process for the Independent Investigator since KPMG raised concerns about allegations made in the PIBL Complaint. Although the Board of Directors of the Company also wanted clarification as to precisely what had occurred in the course of dealings with PIBL, the Board decided that KPMG would have the right to approve the Independent Investigator from among several names submitted by the Company. KPMG approved Gadsby Hannah as the Independent Investigator.

         In addition, although KPMG asserts its dissatisfaction with the scope of the inquiry by the Independent Investigator, KPMG fails to disclose that the scope of the investigation was specifically discussed with, and approved by, two KPMG partners, one of whom was the supervising audit partner for the Company. Thus, KPMG was also allowed significant input into the scope and methodology of the investigation.

-------------------------

(1) On or about June 14, 2002, the Company had previously filed a civil complaint, Case No. BC275773 in the Superior Court for the County of Los Angeles, against PIBL and certain other entities in connection with disputes concerning $70,000,000 of debentures that had been issued by the Company to PIBL, acting on behalf of certain clients of PIBL, on December 28, 2001.
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Securities and Exchange Commission
July 29, 2002
Page 3


         The Independent Investigator delivered a written report of its findings (the "Independent Investigator's Report") to the Board on July 22, 2002. In summary, the Independent Investigator's Report concluded that no illegal acts had been taken by any representatives of the Company and that there were no material accounting irregularities found as a result of the investigation.

         Representatives of the Company delivered a copy of the Independent Investigator's Report to KPMG on July 23, 2002 and arranged to meet with KPMG to review the methodology of the report, the basis for the analysis and conclusions, and discuss the analysis and conclusions. KPMG was given the opportunity to ask questions and raise issues, both at a meeting and that any time thereafter. Management of the Company, the Board and the Independent Investigator all made it clear that they were available at the convenience of KPMG.

         Rather than taking advantage of any such opportunities to discuss matters, KPMG sent the KPMG Letter to the Company on Friday July 26, 2002 without further explanation to, or discussion with, the Company. Even though the KPMG Letter suggests that KPMG has information that is not contained in the Independent Investigator's Report, KPMG, to this date, has failed to bring any such information to the attention of the Board or any representatives of the Company. Moreover, KPMG has not even disclosed the source or the type of information that they claim to have in a way that would permit the Board, the Independent Investigator or other representatives of the Company to conduct its own inquiry or even evaluate the importance of such "other information."

         Following the receipt of the KPMG Letter, the Company has reviewed, on its own and with counsel, whether the Company took the proper steps to investigate the allegations made in the PIBL Complaint. In the view of the Board and management of the Company, the Company has taken necessary and appropriate action in this situation. At substantial expense, the Company has retained an experienced firm to conduct a thorough review of the facts. The Independent Investigator has requested access to and reviewed a variety of documents, conducted interviews with Company personnel, who were required to cooperate by resolutions adopted by the Board, and taken all steps that the Independent Investigator deemed necessary, without any limitation imposed by the Company.

         The Independent Investigator has reached conclusions that the Board has no reason to question, and, indeed, seem to be well supported. The Independent Investigator's Report addresses all matters that were raised by KPMG. Accordingly, the Board firmly believes that it has taken timely and appropriate remedial actions, as contemplated by Rule 10A. More importantly, KPMG has neither raised any specific
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Securities and Exchange Commission
July 29, 2002
Page 4


issues or facts that have not been investigated nor identified any other remedial actions that KPMG suggests to be appropriate, necessary or desirable. Indeed, KPMG has not identified any deficiencies in need of a remedy.

         The Company recognizes that these are trying times for accounting firms in general. Nonetheless, the general business environment does not, in the Company's view, justify KPMG's actions or insinuations in dealing with the Company. In short, it is the Company's view that an analysis of the responses and actions of the Company and its personnel are entirely consistent with the Company's obligations under governing laws and regulations.

         The Company is willing and ready to fully cooperate with the Commission in the event that further information is sought with regard to this matter. Please feel free to contact the undersigned if you have any questions or need additional information.

                                         Sincerely,

                                         /s/ Alexander H. Bromley

                                         Alexander H. Bromley, Esq.
                                         General Counsel

cc:      Frank P. Magliochetti (By hand)
         Edwin A. Reilly (By hand)
         George Kuselias (By hand)
         KPMG LLC (By fax)
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                                    Exhibit A

                                   KPMG LETTER
                                   -----------
                             See attached document.
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[KPMG logo]

         99 High Street                                   Telephone 617 988 1000
         Boston, MA 02110-2371                            Fax 617 988 0800





BY HAND AND TELECOPIER

July 26, 2002

Mr. Frank Magliochetti
Chairman of the Board of Directors
Med Diversified, Inc.
200 Brickstone Square
Suite 403
Andover, MA 01810

Mr. Don Ayers
Member, Board of Directors

Mr. John Andrews
Member, Board of Directors

Dear Messrs. Magliochetti, Ayers and Andrews:

This letter is to formally communicate the following statements and actions:

Pursuant to Section 10A of the Securities Exchange Act of 1934 ("Section 10A"), KPMG LLP ("KPMG") has determined that the board of directors ("Board of Directors") of Med Diversified Inc. ("Company") has been adequately informed with respect to likely illegal acts that have come to the attention of KPMG during the course of its audit of the Company's consolidated financial statements for the year ended March 31, 2002 (the "Illegal Acts"). As you know, these Illegal Acts have also been the subject of a special investigation ("Special Investigation") conducted by the Board of Directors, which was requested by KPMG, and which resulted in a report dated July 22, 2002 ("Report").

We do not consider the Special Investigation to have had an adequate scope or depth. Based, however, on certain of the facts set forth in the Report, as well as other information that has come to our attention, we hereby advise you that we have concluded
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[KPMG logo]

  Mssrs. Magliochetti, Ayers and Andrews
  July 26, 2002
  Page 2


that we can no longer rely on management's representations, and KPMG is unwilling to be associated with the consolidated financial statements prepared by management.

Accordingly, effective immediately, KPMG resigns as the Company's independent auditors, and will not be issuing an auditor's report on the Company's consolidated financial statements for the year ended March 31, 2002.

Because of the timing of KPMG's resignation, KPMG has not concluded on the various items set forth in Section 10A(b)(2), but KPMG has not concluded that the Illegal Acts may have had a material effect on the consolidated financial statements of the Company; that the Company to date has not taken timely and appropriate remedial actions with respect to the Illegal Acts; and that the Company's failure to take such timely and appropriate remedial actions, had KPMG not resigned for the reasons set forth herein, might reasonably have been expected to warrant departure from our standard audit report, and/or may have warranted KPMG's resignation as the Company's independent auditors.

We strongly recommend that the Company promptly consult with its legal counsel regarding any disclosure obligations it may have under the federal securities laws, or otherwise, with respect to these matters, including but not limited to the disclosure requirements set forth in Section 10A.

Very truly yours,

                                 /s/ KPMG LLP


sc:     The Chief Accountant
        Securities and Exchange Commission (By telecopier and mail)